UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

WuXi and Samsung Letter Agreement Assignments and Master Services Agreements

On August 4, 2020, Vir Biotechnology, Inc. (the “Company”), GlaxoSmithKline Trading Services Limited (“GSKTSL”), and WuXi Biologics (Hong Kong) Limited (“WuXi”) entered into an Assignment and Novation Agreement effective as of July 29, 2020 (“WuXi Assignment Agreement”) pursuant to which the Company assigned and transferred to GSKTSL all of the Company’s right, title, and interest in, to and under the binding letter of intent between the Company and WuXi dated June 15, 2020 (the “WuXi Letter Agreement”), and GSKTSL became the Company’s successor in interest in and to all of the Company’s rights, duties, and obligations in, to and under the WuXi Letter Agreement. On August 4, 2020, GSKTSL entered into a non-exclusive Master Services Agreement for Commercial Manufacture of Drug Substance with WuXi effective as of July 29, 2020 (the “WuXi MSA”), thereby superseding the WuXi Letter Agreement, and pursuant to which, among other things, WuXi will perform development and manufacturing services for clinical and commercial supply of antibody products under the Company’s SARS-CoV-2 antibody program.

On August 4, 2020, the Company, GSKTSL and Samsung Biologics Co., Ltd. (“Samsung”) entered into an Assignment and Novation Agreement effective as of July 31, 2020 (“Samsung Assignment Agreement”) pursuant to which the Company assigned and transferred to GSKTSL all of the Company’s right, title, and interest in, to and under the binding letter agreement between the Company and Samsung dated April 9, 2020 (“Samsung Letter Agreement”), and GSKTSL became the Company’s successor in interest in and to all of the Company’s rights, duties, and obligations in, to and under the Samsung Letter Agreement. On August 4, 2020, GSKTSL entered into a Master Services Agreement with Samsung effective as of July 31, 2020 (the “Samsung MSA”), thereby superseding the Samsung Letter Agreement, and pursuant to which, among other things, Samsung will perform development and manufacturing services for clinical and commercial supply of antibody products under the Company’s SARS-CoV-2 antibody program.

GSKTSL entered into the WuXi MSA and Samsung MSA in connection with the performance of the obligations of the Company and Glaxo Wellcome UK Limited and Beecham S.A., pursuant to the definitive collaboration agreement dated June 9, 2020 (the “GSK Agreement”). In accordance with the terms of the GSK Agreement, the Company will continue to be responsible for 72.5% of the costs under each of the WuXi MSA and Samsung MSA, and GSK will bear 27.5% of such costs under each of the Samsung MSA and the WuXi MSA, subject to certain conditions and exceptions.

The foregoing descriptions of the material terms of the WuXi Assignment Agreement and Samsung Assignment Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Assignment and Novation Agreement among the Company, GlaxoSmithKline Trading Services Limited and WuXi Biologics (Hong Kong) Limited, dated July 29, 2020.

99.2	Assignment and Novation Agreement among the Company, GlaxoSmithKline Trading Services Limited and Samsung Biologics Co., Ltd., dated July 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer

Dated: August 7, 2020